                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-12

                          Oregon Trail Financial Corp.
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                (Name of Registrant as Specified in Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[_]  Fee paid previously with preliminary materials

[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration No.:

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     3)   Filing Party:

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     4)   Date Filed:

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The following Press Release was released on the Business Wire on July 3, 2001:

                              FOR IMMEDIATE RELEASE

STILWELL SUIT AGAINST OREGON TRAIL FINANCIAL CORP. DISMISSED

Baker City, OR, July 3, 2001 / Oregon Trail Financial Corp.  (Nasdaq:OTFC),  the
holding company for Pioneer Bank,  announced today that the Honorable Gregory L.
Baxter,  Circuit Court Judge for Baker County, Oregon has granted Oregon Trail's motion to dismiss the Alternative Writ of Mandamus he had previously issued in a case filed by Stilwell  Associates,  L.P. in January.  The judge also ruled that
Oregon Trail is entitled to its  attorney  fees "due to  [Stilwell's]  actions,"
noting that Oregon Trail  "...correctly  point[ed] out that  [Stilwell] used the issuance of the writ for the purpose of media  publication  in painting  [Oregon
Trail] in a negative light." The mandamus  proceeding had been widely publicized by Joseph  Stilwell in his attempt to gain control of Oregon Trail,  and was the first of three lawsuits filed by Stilwell Associates,  L.P. against Oregon Trail or its directors.

On February  16, 2001,  Stilwell  Associates,  L.P.  filed a Complaint to remove
Charles  H. Rouse as a  director  of Oregon  Trail.  Mr.  Rouse  filed an Answer denying the principle  allegations  of the Complaint and when certain  documents were not voluntarily  produced by plaintiff,  Mr. Rouse filed Defendant's Motion to Compel  Production  of Documents on June 22, 2001.  Argument on the Motion is
scheduled for July 26, 2001.

On May 21, 2001 Stilwell Associates, L.P. also commenced an action in the United
States  District  Court for the District of Oregon seeking to force Oregon Trail director Edward H. Elms off the board.  Both Oregon Trail and Elms were named as defendants  in that  case,  and  both  filed  responsive  counterclaims  against
Stilwell . On June 26, 2001 Oregon Trail and Elms also filed a motion to dismiss
Stilwell's claim.

Copies of Judge  Baxter's  Memorandum  of  Opinion  and Oregon  Trail's  and Mr.
Rouse's pending state and federal motions and certain  supporting  documents are attached to the Company's  July 5, 2001 Schedule 14A filing with the  Securities
Exchange  Commission  as  Exhibits A, B, and C. The filing and  exhibits  can be found at  www.sec.gov/edgar/searchedgar/webusers.htm  by entering the  Company's name.  Copies of the court  records can also can be obtained from the Company by calling,  writing, or e-mailing John McCreary, CFO, Oregon Trail Financial Corp.
at  2055   First   Street,   Baker   City,   OR   97814,   (541)   523-8899   or
jmccreary@pioneerbankfsb.com.

CONTACT:  Berniel L. Maughan,  President and CEO, Oregon Trail Financial  Corp.,
(541) 523-6327.

Also  attached  as  Exhibits to this  Schedule  are the order and the  pleadings referred to in the above Press Release.

                                      # # #

                              IMPORTANT INFORMATION

Oregon Trail may solicit  proxies from its  shareholders  in connection with any action  to elect  members  to the  Oregon  Trail's  board of  directors.  Before distributing  forms of proxy to Oregon Trail's  shareholders  in connection with any such solicitation, Oregon Trail will file proxy materials (a proxy statement and related  documents)  with the U.S.  Securities and Exchange  Commission (the
"SEC")   containing   information   regarding  the   participants  in  any  such
solicitation.  Investors and  shareholders are urged to read the proxy materials carefully when they are available.  The proxy  materials will contain  important information  about Oregon Trail,  the proxy  solicitation,  and related matters.
Investors and shareholders  will be able to obtain copies of the proxy materials free of charge through the web site maintained by the SEC at http://www.sec.gov.

In addition to the proxy  materials to be filed,  Oregon Trail has filed annual, quarterly and current reports,  proxy statements and other  information with the
SEC. You may read and copy any reports,  statements and other  information filed by Oregon  Trail at the SEC public  reference  room at 450 Fifth  Street,  N.W.,
Washington, D.C. 20549 or at the SEC's other public reference rooms in New York,
New York and  Chicago,  Illinois.  Please  call  the SEC at  1.800.SEC.0330  for further  information on the hours and locations of the public  reference  rooms.
Oregon Trail's filings are also available to the public from commercial document
retrieval   services   and  at  the   web   site   maintained   by  the  SEC  at
http://www.sec.gov.

                       INFORMATION CONCERNING PARTICIPANTS

This  information is furnished on behalf of Oregon Trail  Financial  Corp.,  its
Board of Directors  and  Management.  Oregon  Trail,  its  directors,  executive officers, certain other members of management and employees, agents and nominees may be  deemed  to be  participants  in any  solicitation  of its  shareholders.
Information  regarding the names,  affiliations and interests of individuals who may be  deemed  participants  in Oregon  Trail's  proxy  solicitation  and their interests in such solicitation is set forth below: